                                                          REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         TEXTRON FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           DELAWARE                                                       05-6008768
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)              (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                             40 WESTMINSTER STREET
                                 P.O. BOX 6687
                      PROVIDENCE, RHODE ISLAND 02940-6687
                                 (401) 621-4200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                           ELIZABETH C. PERKINS, ESQ.
                             40 WESTMINSTER STREET
                                 P.O. BOX 6687
                      PROVIDENCE, RHODE ISLAND 02940-6687
                                 (401) 621-4200
                    (NAME, ADDRESS, INCLUDING ZIP CODE, AND
          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:
                           MAUREEN S. BRUNDAGE, ESQ.
                                WHITE & CASE LLP
                          1155 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 819-8200

                           -------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
       TITLE OF EACH CLASS                 AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
       OF SECURITIES TO BE                 TO BE            AGGREGATE PRICE PER      AGGREGATE OFFERING         REGISTRATION
           REGISTERED                  REGISTERED(1)              UNIT(2)               PRICE(1)(2)                 FEE
---------------------------------------------------------------------------------------------------------------------------------
Debt securities..................      $3,000,000,000               100%               $3,000,000,000             $834,000
=================================================================================================================================

(1) Or the equivalent in foreign denominated currency or units based on or relating to currencies, or if debt securities are issued at original issue discount, such higher principal amount as shall result in an aggregate
    initial public offering price of $         at the time of initial offering.

(2) Estimated solely for the purpose of determining the registration fee.

                           -------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                  SUBJECT TO COMPLETION, DATED OCTOBER 5, 1999

PROSPECTUS

                               [TFC TEXTRON LOGO]

                         TEXTRON FINANCIAL CORPORATION
                             40 WESTMINSTER STREET
                                 P.O. BOX 6687
                      PROVIDENCE, RHODE ISLAND 02940-6687
                                 (401) 621-4200

                                 $3,000,000,000

                                DEBT SECURITIES

                           -------------------------

   WE WILL PROVIDE SPECIFIED TERMS OF THESE SECURITIES IN SUPPLEMENTS TO THIS
                                  PROSPECTUS.

YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

                           -------------------------

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                 This prospectus is dated                , 1999

                               TABLE OF CONTENTS

                                      PAGE
About this Prospectus...............    1
Textron Financial Corporation.......    1
Use of Proceeds.....................    1
Ratio of Earnings to Fixed
Charges.............................    2
Description of Debt Securities......    2

                                      PAGE
Plan of Distribution................   13
Where You Can Find More
Information.........................   14
Legal Opinions......................   15
Experts.............................   15

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $3,000,000,000.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities offered. Each prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

                         TEXTRON FINANCIAL CORPORATION

     We were incorporated in the State of Delaware in 1962. Our executive office is at 40 Westminster Street, Providence, Rhode Island. Our telephone number is 401-621-4200. We are a diversified commercial finance company offering term loans and leases for equipment, revolving credit arrangements and, other specialty financial products. Our finance transactions involve numerous industries, including aircraft, golf, timeshare resorts, transportation, machine tool, and automotive service and repair. Our other financial services and products include transaction syndications, equipment appraisal and management, portfolio servicing and insurance brokerage. We are a wholly-owned subsidiary of Textron Inc., a multi-industry company with market-leading operations in aircraft, automotive, industrial and finance.

     We entered into a Support Agreement dated as of May 25, 1994 with Textron Inc. Under the Support Agreement, Textron Inc. is required to pay us, quarterly, an amount sufficient to provide that pre-tax earnings, before extraordinary items and fixed charges will not be less than 125% of our fixed charges. Fixed charges for purposes of the Support Agreement include interest on indebtedness and amortization of debt discount. No payments under the then existing support agreement were required for 1998, 1997, 1996 and 1995, when our fixed charge coverage ratios were 173%, 171%, 165% and 160%, respectively. In addition, Textron Inc. has agreed to maintain our consolidated shareholders' equity at an amount not less than $200 million. Under the terms of the Support Agreement, we agree with Textron Inc. that one hundred percent (100%) of our issued and outstanding common stock will be owned by Textron Inc. or a corporation controlled by, controlling, or under common control with, Textron Inc. The Support Agreement is not intended to be and is not a guarantee by Textron Inc. of the payment of interest or principal of any obligation, indebtedness or liability by us, including the debt securities offered hereby, to any person. However, the Support Agreement does contain a third party beneficiary provision entitling our creditors to enforce its provisions against Textron Inc.

                                USE OF PROCEEDS

     Unless we state otherwise in a prospectus supplement, the net proceeds from the sale of the debt securities that are offered for sale by this prospectus will be used for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

SIX MONTHS ENDED             YEARS ENDED
 JUNE 30, 1999     1998   1997   1996   1995   1994
----------------   ----   ----   ----   ----   ----
      1.65         1.72   1.70   1.65   1.60   1.72

For these ratios, earnings are calculated by adding the following:

     - pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from investments that we account for using the equity method of accounting;

     - fixed charges;

     - amortization of previously capitalized interest;

     - distributed income of investments that we account for using the equity method of accounting; and

     - our share of pre-tax losses of investments that we account for using the equity method of accounting and then subtracting:

          -- capitalized interest and

          -- minority interests in pre-tax income of subsidiaries that have not incurred fixed charges.

For this purpose, fixed charges are calculated by adding the following:

     - interest expensed and capitalized;

     - amortized premiums, discounts and capitalized expenses relating to indebtedness;

     - an estimate of interest included in rental expense; and

     - preferred stock dividend requirements, if any, of consolidated subsidiaries.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities will be issued under an indenture between us and SunTrust Bank, Atlanta, as trustee, to be dated on or about the date of the issuance of the first series of debt securities under the indenture.

     We have summarized below selected provisions of the indenture and the Trust Indenture Act of 1939. The summary is not complete. The following summary is subject to the detailed provisions of the indenture and the Trust Indenture Act of 1939.

GENERAL

     The indenture does not limit the amount of debt securities that we may issue. Unless we state otherwise in a prospectus supplement, the indenture does not limit the amount of other debt that we can issue.

     The indenture allows us to issue debt securities in one or more series. The prospectus supplement for a series of debt securities being offered will include specific terms of the debt securities. These terms will include some or all of the following:

     - the title of the debt securities;

     - the total principal amount and the permitted denominations of the debt securities;

     - the percentage of principal amount of the debt securities at which the debt securities will be issued;

     - the currency or currencies in which the principal of and interest, if any, on the debt securities will be payable;

     - the date on which the debt securities will be payable;

     - the interest rate, if any, for the debt securities or the method that will be used to determine the interest rate;

     - the dates on which and places at which interest, if any, will be payable;

     - any mandatory or optional repayment or redemption provisions; and

     - any other terms of the debt securities.

The indenture allows us to issue debt securities of a single series at various times, with different maturity dates and redemption and repayment provisions, if any, and different interest rates. The prospectus supplement will specify the persons to whom and the manner in which interest, if any, will be payable.

     The debt securities will be unsecured, unsubordinated indebtedness of our company. The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness.

     The debt securities will be issued in fully registered form and in the denominations set forth in the applicable prospectus supplement. We will maintain an office or agency where the debt securities may be presented for payment and may be transferred or exchanged. There will be no service charge for any transfer or exchange of the debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable on the debt securities.

     Some of the debt securities may be sold at a substantial discount below their stated principal amount and may provide for the payment of no interest or interest at a rate which at the time of issuance is below market rates. We will describe the U.S. federal income tax consequences and other special considerations applicable to any discounted debt securities in the prospectus supplement relating to the discounted debt securities.

BOOK-ENTRY PROCEDURES

     The debt securities may be issued in the form of one or more global certificates registered in the name of a depositary or a nominee of a depositary. Unless otherwise stated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or "DTC." DTC has informed us that its nominee will be Cede & Co., who will therefore be the initial registered holder of any series of debt securities that are issued in global form.

     If we use the book-entry only form, we will not issue certificates to individual holders of the debt securities, except as set forth in the applicable prospectus supplement.

Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participating organizations. In addition, all actions by holders of debt securities issued in global form shall be actions taken by DTC upon instructions from its participating organizations, and all payments and notices to holders shall be to DTC or Cede, as the registered holder of the debt securities.

     DTC has provided us with the following information: DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participating organizations, or direct participants, deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among direct participants through electronic book-entry. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as banks, brokers, dealers and trust companies that work with a direct participant also use DTC's book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

     DTC management is aware that some computer applications and systems for processing data that are dependent upon calendar dates, including dates before, on or after January 1, 2000, may encounter "Year 2000" problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its computer applications and systems, as the same relate to the timely payment of principal, interest and other distributions to security holders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and remediation plan, both of which are complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform its services properly is also dependent upon other parties, including but not limited to: (1) issuers and their agents,
(2) third-party vendors from whom DTC licenses software and hardware, and (3) third-party vendors on whom DTC relies for information or the provision of services, including telecommunication and electric utility service providers. DTC has informed its participants and other members of the financial community that it is contacting third-party vendors from whom DTC acquires services to:
(1) impress upon them the importance of such services being Year 2000 compliant, and (2) determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing contingency plans that it deems appropriate.

     Purchases, sales or other transfers of debt securities must be done through a direct or indirect participant. Under a book-entry format, holders of debt securities may experience some delay in their receipt of payments. Holders will not be recognized as registered holders of the debt securities and, thus, will be permitted to exercise their rights only indirectly through and subject to the procedures of participants and, if applicable, indirect participants.

     The ability of a holder to pledge debt securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the debt securities, may be limited due to the absence of physical certificates.

     DTC has advised us that it will only take any action permitted to be taken by a registered holder of any debt securities at the direction of a participant.

     Debt securities represented by a global security will be exchangeable for debt securities in definitive form with the same terms only if:

     - DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under applicable law;

     - we determine that the global security is now exchangeable for debt securities in definitive form; or

     - an event of default has occurred and is continuing with respect to the debt securities.

If any of these events occur, DTC will generally notify all direct participants of the availability of definitive debt securities.

     Except as described in this section, a global security may not be transferred except as a whole by DTC to its nominee or by its nominee to DTC or another of its nominees or to a successor depositary appointed by us.

     We have obtained the information regarding DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

CERTAIN COVENANTS

     The debt securities impose on us the covenants as described below. However, the covenants would not necessarily provide holders of debt securities of any series protection in the event of a highly leveraged or similar transaction involving our company. These types of transactions would include a leveraged buyout or a change of control of our company. Also, the covenants will not limit the amount of debt we may incur or the amount of dividends we may pay to our shareholders.

MINIMUM CONSOLIDATED NET WORTH

     Consolidated Net Worth will at no time be less than $100,000,000. "Consolidated Net Worth" means at any date the consolidated stockholders' equity of our company and our Consolidated Subsidiaries, determined according to generally accepted accounting principles in effect on January 1, 1999.

LIMITATIONS ON LIENS

     We will not directly or indirectly, and will not allow any Subsidiary to, create, assume or incur any Lien on any of the properties and assets of our company or any Subsidiary unless any series of outstanding debt securities is secured equally with any other debt so secured. However, our company or any Subsidiary, without securing the debt securities of any series, may:

     - lease property to others in the ordinary course of business or sublease any property if the property is not needed by our company or any Subsidiary in the operation of its business;

     - create, assume or incur any Lien if the Lien secures debt for borrowed money which is borrowed to finance the acquisition of the property subject to the Lien, provided that the Lien is created at the same time as the acquisition of the property or within 90 days after the acquisition;

     - assume:

        -- any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary that is not created in contemplation of such event;

        -- any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into our company or a Subsidiary that is not created in contemplation of such event; and

        -- any Lien existing on any asset prior to its acquisition by our company or a Subsidiary that is not created in contemplation of the acquisition;

     - make any deposit with or give any form of security to any governmental agency or similar body in order to enable our company or any Subsidiary to:

        -- maintain self-insurance;

        -- participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions, or other social security;

        -- share in any privileges or other benefits available to corporations participating in any such arrangement; or

        -- for any other purpose at any time required by law in order to transact business or exercise any privilege or license;

     - deposit assets of our company or any Subsidiary with any surety company or clerk of any court, or in escrow, as collateral in connection with any bond on appeal by our company or any Subsidiary from any judgment or decree against it, or in connection with any other judicial proceedings by or against our company or any Subsidiary;

     - incur upon any of its property or assets:

        -- Liens for taxes or other governmental charges or levies which are not yet due or are payable without penalty or which are being contested in good faith by our company or any Subsidiary and adequate reserves have been set aside on its books to the extent required by generally accepted accounting principles, provided that foreclosure or similar proceedings have not been started;

        -- the Liens of any judgment, if such judgment has not remained undischarged, or unstayed on appeal or otherwise, for more than six months;

        -- undetermined Liens or charges incident to construction;

        -- materialmen's, mechanics', workmen's, repairmen's or other similar
           Liens arising in the ordinary course of business in respect of obligations which are not yet due or which are being contested by our company or such Subsidiary in good faith, or deposits to obtain the release of such Liens; or

        -- any encumbrances consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor defects and irregularities in the title, which do not materially impair the use of the property by our company or decrease the value of the property for the purpose of such business;

     - create other Liens arising in the ordinary course of its business which:

        -- do not secure Debt;

        -- do not secure any obligation in an amount exceeding $5,000,000 and

        -- do not in the aggregate materially detract from the value of its property or assets or materially impair the use in the operation of its business;

     - create Liens not otherwise permitted securing Debt in an aggregate principal amount at any time outstanding not to exceed $10,000,000;

     - create in favor of any lender in the ordinary course of business a banker's lien or right of offset amounts deposited with the lender;

     - create or assume Liens securing debt owed to our company or any Subsidiary by another Subsidiary;

     - create, assume or incur any Lien upon any of its properties or assets in connection with the sale, transfer or other disposition of such assets:

        -- in connection with the securitization or other asset-based financing;

        -- to a real estate investment trust or similar entity; or

        -- in connection with any transaction similar to the transactions referred to in the immediately preceding clauses;

provided, however, that any disposition will be for valid consideration and will not prefer directly or indirectly any creditor of our company; and

     - cause or allow any extension, renewal or replacement of any Lien referred to above. However, the principal amount of all debt secured by such actions may not be increased except that:

        -- the amount of debt secured by extensions, renewals or replacements of Liens on property acquired as a result of defaults on receivables may exceed the principal amount prior to the extension, renewal or replacement; and

        -- the amount of debt secured by extensions, renewals or replacements of Liens on property may exceed the amount of the debt prior to the extension, renewal or replacement if the value of the property has increased and the loan to value ratio of the refinanced debt does not exceed the loan to value ratio of the debt relating to the original Lien.

Also any such extension, renewal or replacement must be limited to that portion of the property which secured the Lien that is extended, renewed or replaced plus improvements on such property.

CERTAIN DEFINITIONS

     "CONSOLIDATED SUBSIDIARY" means at any date any entity which would be required under generally accepted accounting principles to be consolidated with our company in our consolidated financial statements. However, for purposes of calculating Consolidated Net Worth, the generally accepted accounting principles utilized to determine consolidation are the principles in effect on January 1, 1999.

     "DEBT" of any Person means at any date, without duplication:

     - all obligations of such Person for borrowed money;

     - all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     - all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

     - all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles;

     - all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

     - all Debt of others guaranteed by such Person. However, "Debt" of our company or a Subsidiary shall not include Non-recourse Debt.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. However, "Lien" shall not mean security interests under Article 9 of the Uniform Commercial Code in respect of sales of accounts or chattel paper. For the purposes of the debt securities, our company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to the asset.

     "NON-RECOURSE DEBT" of our company or a Subsidiary means any obligations for borrowed money of our company or a Subsidiary secured by specific assets which obligations are not reflected in the balance sheet of our company or a Subsidiary. These obligations are issued under or evidenced by an instrument which limits the recourse against the obligor to the specific assets. In the case of all Non-recourse Debt borrowed after the date of this prospectus, if under applicable law, a holder of such obligation could ever become entitled to recourse against our company or any Subsidiary under applicable bankruptcy law, the instrument must also contain a provision that a lender's recourse claim in respect of such obligation will be subordinate and junior to all Debt evidenced by the debt securities of any series.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "SUBSIDIARY" means at any date:

     - any corporation in which we directly or indirectly own securities having ordinary voting power to elect a majority of the board of directors; or

     - any other entity which constitutes a Consolidated Subsidiary.

MERGER AND CONSOLIDATION

     We may consolidate or merge with or into any other corporation and may transfer or lease our property to any corporation only if:

     - the corporation formed by or resulting from any such consolidation or merger or which will receive the property, is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia. In addition, the corporation must expressly assume by supplemental agreement the due and punctual payment of the principal of, and premium, if any, and interest, if any, on, the debt securities. Also, the corporation must agree to perform and observe each agreement or covenant under the debt securities and the indenture; and

     - immediately after giving effect to the consolidation, merger, transfer or lease of property discussed above, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing.

In addition, we may assign or otherwise transfer any or all of our rights and obligations under the debt securities if:

     - the assignee is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

     - the assignee is 100% directly or indirectly owned by us;

     - the assignee is in the finance business;

     - no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing;

     - the assignee expressly assumes by supplemental agreement the due and punctual payment of the principal of, any premium, if any, and interest, if any, on, the debt securities and agrees to perform and observe each agreement or covenant under the debt securities and the indenture;

     - the assignee shall have provided the Trustee such documents as may be necessary to make the obligation of payment under the debt securities a legal, valid and binding obligation of the assignee;

     - the assignee agrees to indemnify each holder of debt securities against any costs or expenses, inclusive of taxes, fees, duties, assessments or governmental charges of whatever nature and without any limitation or exception, of the act of assignment; and

     - we shall have amended the Support Agreement to apply to the assignee or the assignee shall have entered into a new support agreement with Textron Inc. on terms substantially similar to our Support Agreement. The assignee's support agreement must not cause an Event of Default under the indenture or any event which, after notice or lapse of time or both, would become an Event of Default. If our Support Agreement is no longer in effect, we shall receive confirmation from Moody's Investor Service, Inc. and Standard & Poor's Corporation and any other nationally recognized statistical rating organization which has a current credit rating for any of our outstanding debt securities that the credit rating will not be downgraded, or placed on what is commonly referred to as a "watch list" for possible downgrading.

Concurrently with any such conveyance, transfer, lease or assignment, we will be released from further obligations with respect to the debt securities and the indenture.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     The following will be "Events of Default" with respect to any series of debt securities:

     - default in the payment of any interest on any series of debt securities when due and payable, and continuance of such default for a period of 30 days;

     - default in the payment of the principal of, or any premium on, any series of debt securities when due and payable;

     - default in the performance, or breach, of any covenant or warranty of our company contained in any series of debt securities or the indenture and continuance of such default or breach for a period of 90 days after written notice from the holders of at least 25% in aggregate principal amount of any series of debt securities then outstanding;

     - if any event of default under any mortgage, indenture or instrument occurs and results in debt in excess of $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be annulled, or such debt is not discharged, within 30 days after written notice from the holders of at least 25% in aggregate principal amount of any series of debt securities then outstanding;

     - the Support Agreement shall have ceased to be in full force and effect for any reason or is amended or modified in any manner unless, prior to its termination or amendment, Standard & Poors Corporation, Moody's Investor Service and any other nationally recognized statistical rating organization then rating securities of our company, have confirmed they will not downgrade any of our securities as a result of the termination or amendment of our Support Agreement;

provided, that, if the cessation or amendment of our Support Agreement relates to the assumption of the debt securities by any other corporation under the provisions described in "Merger and Consolidation" above or in connection with the transfer by Textron Inc. of the capital stock of our company to any other 100% direct or indirect subsidiary of Textron Inc., it shall not constitute an Event of Default if the senior debt securities of the corporation assuming the debt securities are rated by Standard & Poor's Corporation or Moody's Investor Service immediately following the transfer or assumption at a rating equal to or greater than the rating assigned to securities of our company by each rating agency;

     - Textron Inc., our company or any "significant subsidiary," as such term is defined in Section 1.02(w) of Regulation S-X of the Securities Act, or our company shall:

        -- commence or consent to a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or similar law or seeking the appointment of a trustee or other similar official of it or any substantial part of its property;

        -- make a general assignment for the benefit of creditors;

        -- fail generally or admit its inability to pay its debts as they become due; or

        -- take any corporate action to authorize any of the foregoing; or

     - an involuntary case or other proceeding shall be commenced against Textron Inc., our company or any significant subsidiary of our company seeking liquidation or other relief with respect to its or our debts under any bankruptcy or other similar law or seeking the appointment of a trustee or other similar official of it or us or any substantial part of its or our property, and the involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against our company or any significant subsidiary of our company under the Federal bankruptcy laws.

     In case an Event of Default other than one described in the last two bullet-points above shall have occurred and be continuing with respect to a particular series of debt securities, in which case the principal of all outstanding debt securities of that particular series shall become immediately due and payable, then the holders of at least 25% in aggregate principal amount of that particular series of debt securities then outstanding may declare the principal of all outstanding debt securities of that particular series to be immediately due and payable. If an Event of Default described in the last two bullet-points occurs and is continuing with respect to a particular series of debt securities, the principal of all outstanding debt securities of that particular series shall automatically become due and payable. Upon any acceleration, any premium and interest on the debt securities so accelerated will also become immediately due and payable. At any time after an acceleration but before a judgment or decree for payment of money due has been obtained by the holders of debt securities, the holders of a majority in aggregate principal amount of outstanding debt securities may rescind and annul such acceleration and its consequences, provided all required payments, other than as a result of the acceleration, shall have been made and all Events of Default are cured or waived.

     The holders of a majority in aggregate principal amount of any series of outstanding debt securities may waive, on behalf of all of the holders of that series, any Event of Default and its consequences or past defaults, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, debt securities of that particular series or a default under a covenant or agreement that cannot be modified without the consent of the holder of each debt security that is affected.

     Within 90 days after a default occurs, the Trustee will give all holders of debt securities of the relevant series notice of all uncured defaults known to it. Default is defined to include the events specified above without any grace periods. Except in the case of a default in the payment of principal, any premium, any interest or any sinking fund payment, the Trustee may withhold notice to the holders of the debt securities of any default if it in good faith determines that the withholding of notice is in the interest of all of the holders of the debt securities of the series.

     If a default or an Event of Default occurs and continues for any series of debt securities, the holders of at least a majority in aggregate principal amount then outstanding for any series of debt securities may direct the time, method and place of conducting any proceeding or remedy available to the Trustee, or exercising any power given to the Trustee under the indenture for that series of debt securities.

     The Trustee does not have to exercise any of its rights or powers under the indenture at the direction of any holders of debt securities unless the holders offer the Trustee reasonable security or indemnity against expenses and liabilities.

     We must file with the Trustee annually a written statement regarding the presence or absence of certain defaults.

DEFEASANCE

DEFEASANCE AND DISCHARGE

     The indenture provides that we will be discharged from all non-administrative obligations in respect of the debt securities of any series if we deposit with the Trustee in trust money and/or U.S. government obligations which will provide enough money to pay the principal and interest on the debt securities of the series on the stated due dates of these payments in accordance with the terms of the indenture and the debt securities of that series.

     This trust may only be established if, among other things, we deliver to the Trustee an opinion of counsel stating that, due to an Internal Revenue Service ruling or a change in Federal income tax law, holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of this defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if this defeasance had not occurred.

DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT

     The indenture provides that we may be released from our obligation to comply with the restrictive covenants regarding limitations on liens and the maintenance of a certain amount of Consolidated Net Worth. In addition, we would no longer trigger Events of Default under the indenture and the debt securities of a series, if we deposit with the Trustee in trust money and/or U.S. government obligations which through the payment of interest and principal thereon will provide enough money to pay the principal and interest on the debt securities of that series on the stated due dates of these payments in accordance with the terms of the indenture and the debt securities of that series. Our other obligations under the indenture and the debt securities of that series and other Events of Default shall remain in full force and effect.

     This trust may only be established if, among other things, we deliver to the Trustee an opinion of counsel stating that the holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if the defeasance had not occurred.

     If we exercise the option described in this section and the debt securities of the series are declared due and payable because of the occurrence of any Event of Default, other than the Event of Default described above in the fourth bullet point under "Events of Default", the amount of money and U.S. government obligations on deposit with the Trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default.

CHANGES TO THE INDENTURE

     Under the indenture, our rights and obligations and the rights of the holders of debt securities may be modified with the consent of the holders of at least a majority of the principal amount of the outstanding debt securities of all series issued under the indenture affected by the modification. However, we are required to get the consent of the holder of each debt security affected to make the following modifications of the debt securities:

     - an extension of the fixed maturity of any debt security;

     - a reduction of the principal amount payable on any debt security;

     - a reduction in the rate of interest payable on any debt security;

     - a change in currency in which payments are made;

     - an extension of the time of payment of interest;

     - a modification that affects adversely any right of a holder of a debt security to repayment;

     - a reduction in the principal amount of an original issue discount debt security due and payable upon acceleration of the maturity;

     - a reduction in the portion of the principal amount of a debt security provable in bankruptcy;

     - a reduction in amounts payable upon redemption;

     - a reduction in the rate of interest payable on overdue amounts; and

     - a reduction in the percentage of holders of the outstanding debt securities of each series required to consent to any modification discussed above.

     Under the indenture, we can make certain modifications to the applicable indenture with the consent of the Trustee but without the consent of any holders of debt securities to evidence our merger or replacement of the Trustee and for certain other purposes.

CONCERNING THE TRUSTEE

     We enter into a variety of banking transactions with the trustee in the ordinary course of our business.

GOVERNING LAW

     The debt securities and the indenture pursuant to which we issued the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles.

                              PLAN OF DISTRIBUTION

     We may sell the debt securities described in this prospectus:

     - to or through underwriters or dealers;

     - directly to one or more purchasers; or

     - through agents.

BY UNDERWRITERS

     If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

DIRECT SALES

     Debt securities of any series may also be sold directly by us. In this case, no underwriters or agents would be involved.

BY AGENTS

     Debt securities of any series may be sold through agents designated by us. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

GENERAL INFORMATION

     Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters, as defined in the Securities Act of 1933, and any discounts, concessions or commissions that we pay them and any profit on their resale of the debt securities offered by this prospectus may be treated as underwriting discounts, concessions and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

     We may have agreements with the underwriters, dealers and agents who participate in the sale of offered securities to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

     The debt securities of a series, when first issued, will have no established trading market. Any underwriters or agents to or through whom debt securities of a series are sold by us for public offering and sale may make a market in the debt securities, but will not be obligated to do so and could stop doing so at any time without notice. We cannot assure you that there will be a market for any series of debt securities we issue.

     If we so indicate in a prospectus supplement, we will authorize underwriters or our agents to solicit offers by certain institutional investors to purchase debt securities from us which will be paid for and delivered on a future date specified in the prospectus supplement. The obligations of any purchasers under these delayed delivery and payment arrangements will not be subject to any conditions except that the purchase at delivery must not be prohibited under the laws of any jurisdiction in the United States to which the institution is subject.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, covering the debt securities to be offered from time to time by this prospectus. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any such contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

     We also have filed a registration statement on Form 10 with the SEC under the Securities Exchange Act of 1934. We will file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York,

New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

     The SEC allows us to "incorporate by reference" in this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the Form 10 and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we, or our agents, sell all of the securities that may be offered by this prospectus.

     You may request a copy of these documents at no cost to you by writing or telephoning us at the following address:

        Textron Financial Corporation
        40 Westminster Street
        P.O. Box 6687
        Providence, Rhode Island 02940-6657
        (401) 621-4200
        Attention: Brian F. Lynn

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the securities described in this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                 LEGAL OPINIONS

     White & Case LLP will issue for us an opinion about the legality of the offered securities.

     Any underwriters will be advised about the validity of the offered debt securities by their own legal counsel.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements for the year ended January 2, 1999 as set forth in their report included in our registration statement on Form 10, and which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on their reports, given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

Securities and Exchange Commission registration fee.........  $ 834,000
Printing and engraving expenses.............................  $       []
Rating agency fees..........................................  $       []
Trustee's fees..............................................  $       []
Legal fees..................................................  $ 150,000
Accounting expenses.........................................  $       []
Blue Sky fees and expenses..................................  $       []
Other.......................................................  $       []
                                                              ---------
     Total..................................................  $
                                                              =========

-------------------------

* All amounts other than the registration fee are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes and empowers each Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

     The By-Laws of Textron Financial Corporation provide that each person who at any time is or shall have been a director or elected or appointed officer of Textron Financial Corporation, or is or shall have been serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of Textron Financial Corporation, and his or her heirs, executors and administrators, shall be indemnified by Textron Financial Corporation in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware. Paragraph (f) of Article XII of the By-Laws of Textron Financial Corporation facilitates enforcement of the right of directors and owners to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between Textron Financial Corporation and the director or officer.

     The By-Laws of Textron Financial Corporation provide that Textron Financial Corporation shall indemnify, in all respects and to the full extent authorized or permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her being or having been a director, elected or appointed officer or employee of Textron Financial Corporation or, at the request of Textron Financial Corporation as a director, officer, employee or agent, of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Such indemnification of any person shall inure to the benefit of his or her heirs, executors and administrators.

     The By-Laws of Textron also provide similar indemnification for officers of Textron who serve as officers of Textron Financial Corporation.

ITEM 16.  EXHIBITS

 1.1*   Form of Underwriting Agreement.

 1.2*   Form of Distribution Agreement.

 4.1 Indenture to be dated on or about the date of the issuance of the first series of debt securities thereunder between the Textron Financial Corporation and SunTrust Bank, Atlanta
        (including form of debt securities).

 5.1*   Opinion re legality of debt securities of White & Case LLP
        (including consent).

10.1    Support Agreement dated as of May 25, 1994 between Textron
        Inc. and Textron Financial Corporation (Incorporated by reference to Exhibit 10.1 to Textron Financial Corporation's
        Form 10 filed on October 5, 1999 (the "Textron Financial
        Form 10")).

12.1    Computation of Ratio of Earnings to Fixed Charges
        (Incorporated by reference to Exhibit 12.1 to the Textron
        Financial Form 10).

23.1    Consent of Ernst & Young LLP, independent auditors.

23.2*   Consent of White & Case LLP (contained in Exhibit 5.1).

24.1 Powers of Attorney of certain officers and directors of Textron Financial Corporation (See page II-4).

25.1    Form T-1 Statement of Eligibility under the Trust Indenture
        Act of 1939, as amended, of SunTrust Bank, Atlanta, as Trustee under the indenture.

---------------
* To be filed by amendment.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PROVIDENCE, STATE OF RHODE ISLAND, ON THE 5TH DAY OF OCTOBER, 1999.

                                          TEXTRON FINANCIAL CORPORATION

                                          By     /s/ STEPHEN A. GILIOTTI
                                            ------------------------------------
                                                    Stephen A. Giliotti
                                                  Chairman, President and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS AND HEREBY AUTHORIZES ELIZABETH C. PERKINS AND WILLIAM J. CLEGG, AND EACH OF THEM, AS ATTORNEY-IN-FACT, TO SIGN ON SUCH PERSON'S BEHALF, INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, AND TO FILE ANY AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS TO THE REGISTRATION STATEMENT.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS, WHICH INCLUDE A MAJORITY OF THE BOARD OF DIRECTORS, IN THE CAPACITIES AND ON THE DATES INDICATED.

                  SIGNATURE                                  TITLE                       DATE
                  ---------                                  -----                       ----
             /s/ JOHN A. JANITZ                Director                            October 5, 1999
 ------------------------------------------
               John A. Janitz

            /s/ EDWARD C. ARDITTE              Director                            October 5, 1999
 ------------------------------------------
              Edward C. Arditte

           /s/ STEPHEN A. GILIOTTI             Chairman, President, Chief          October 5, 1999
 ------------------------------------------    Executive Officer and Director
             Stephen A. Giliotti               (Principal Executive Officer)

            /s/ THOMAS J. CULLEN               Senior Vice President and           October 5, 1999
 ------------------------------------------    Chief Financial Officer
              Thomas J. Cullen                 (Principal Financial Officer)

              /s/ ERIC SALANDER                Vice President -- Finance           October 5, 1999
 ------------------------------------------    (Principal Accounting Officer)
                Eric Salander

                                 EXHIBIT INDEX

 1.1*   Form of Underwriting Agreement.

 1.2*   Form of Distribution Agreement.

 4.1 Indenture to be dated on or about the date of the issuance of the first series of debt securities thereunder between the Textron Financial Corporation and SunTrust Bank, Atlanta
        (including form of debt securities).

 5.1*   Opinion re legality of debt securities of White & Case LLP
        (including consent).

10.1    Support Agreement dated as of May 25, 1994 between Textron
        Inc. and Textron Financial Corporation (Incorporated by reference to Exhibit 10.1 to the Textron Financial Form 10).

12.1    Computation of Ratio of Earnings to Fixed Charges
        (Incorporated by reference to Exhibit 12.1 to the Textron
        Financial Form 10).

23.1    Consent of Ernst & Young LLP, independent auditors.

23.2*   Consent of White & Case LLP (contained in Exhibit 5.1).

24.1 Powers of Attorney of certain officers and directors of Textron Financial Corporation. (See page II-4).

25.1    Form T-1 Statement of Eligibility under the Trust Indenture
        Act of 1939, as amended, of SunTrust Bank, Atlanta, as Trustee under the indenture.

---------------
* To be filed by amendment.